Exhibit 10.5

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $600,000	Dated as of January 18, 2024 New York, New York

Israel Acquisition Corp, an exempted limited company incorporated in the Cayman Islands and blank check company (“Maker”), promises to pay to the order of Israel Acquisitions Sponsor LLC, a Delaware limited liability company, or its registered assigns or successors in interest (“Payee”), or order, the unpaid Principal Amount (as defined herein) of up to Six Hundred Thousand Dollars ($600,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The entire unpaid principal balance under this Note shall be due and payable in full on the earlier of (i) the date on which Maker consummates its initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (the “Business Combination”) and (ii) the date that the winding up of Maker is effective (such date, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding unpaid Principal Amount under this Note may be prepaid at any time by Maker, at its election and without penalty. Under no circumstances shall any individual, including, but not limited to, any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Interest. No interest shall accrue on the unpaid Principal Amount of this Note.

3. Drawdowns; Register. Beginning on January 18, 2024, and thereafter on the seventeenth day of each month (or if such seventeenth day is not a business day, on the business day immediately preceding such seventeenth day) until the earliest to occur of: (i) January 18, 2025; (ii) the consummation of the Business Combination; and (iii) if the Business Combination is not consummated, the date on which the Maker’s board of directors determines, in its sole discretion, to liquidate the Maker’s Trust Account (as defined in Maker’s Certificate of Incorporation), Payee shall advance directly to the Trust Account $50,000 (each, an “Advance” and the sum of all Advances, the “Principal Amount”). Maker shall maintain a register reflecting each Advance and any prepayment of all or a portion of the Principal Amount outstanding under this Note for purposes of recording the aggregate unpaid Principal Amount of this Note outstanding at any time.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid Principal Amount of this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)  Failure to Make Required Payments. Failure by Maker to pay the unpaid Principal Amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b)  Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)  Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Remedies.

(a)  Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the unpaid Principal Amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable (to the extent of working capital available to Maker and unless otherwise satisfied) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)  Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid Principal Amount of, and all other sums payable with regard to, this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void. This Note shall be binding upon and benefit the permitted successors and permitted assigns of a party hereto.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Israel Acquisition Corp

By:	/s/ Ziv Elul
Name: Ziv Elul
Title: Chief Executive Officer
Accepted and agreed,
Israel Acquisitions Sponsor LLC

By:	/s/ Alexander Greystoke
Name: Alexander Greystoke
Title: Manager